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                                                                       EXHIBIT 4

                                                                   COMMON SHARES
NUMBER *0*                                                            SHARES *0*

                                                     SEE REVERSE FOR CERTAIN
                                                  DEFINITIONS, IMPORTANT NOTICE
                                                   ON TRANSFER RESTRICTIONS AND
                                                        OTHER INFORMATION

                                           CUSIP 74101R 10 3

                              PRESIDIO GOLF TRUST

                         A REAL ESTATE INVESTMENT TRUST

                 FORMED UNDER THE LAWS OF THE STATE OF MARYLAND

                        THIS CERTIFICATE IS TRANSFERABLE
                                IN THE CITIES OF
                           BOSTON, MA OR NEW YORK, NY

THIS CERTIFIES THAT **Specimen**

is the owner of **zero**

            FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL
                     INTEREST, $.01 PAR VALUE PER SHARE, OF

PRESIDIO GOLF TRUST (the "Trust"), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

     Dated: _______________


_______________________________           _____________________________________
Secretary                                 President and Chief Executive Officer




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                         [IMPRESSION OF TRUST SEAL]



COUNTERSIGNED AND REGISTERED:
                              BANKBOSTON, N.A.
                                            TRANSFER AGENT AND REGISTRAR


BY:________________________
     AUTHORIZED SIGNATURE


                              IMPORTANT NOTICE

     The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be furnished without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent and Registrar.

     The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Trust's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, (i) no Person may Beneficially or Constructively Own Shares of the Trust in excess of 9.8 percent (in value or number of shares or such other percentage as may be determined by the Board of Trustees pursuant to this Declaration of Trust) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and


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(iii) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will automatically and by operation of law be transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge. Such request must be made to the Secretary of the Trust at its principal office.

     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -    as tenants in common             UNIF GIFT MIN ACT -
TEN ENT -    as tenants by the entireties     _________  Custodian_____________
                                              (Cust)                    (Minor)
                                              Under Uniform Gifts to Minors Act
JT TEN  -    as joint tenants with right of                     _______________
             survivorship and not as tenants                            (State)
             in common


     Additional abbreviations may also be used though not in the above list.










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FOR VALUE RECEIVED,           hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE



________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


________________________________________________________________________

________________________________________________________________________

________________________________________________________________________ shares of beneficial interest of the Trust represented by the within Certificate and do hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said shares on the books of the Trust, with full power of substitution in the premises.

Dated ________________________



                               ________________________________________________
                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.










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